Exhibit 99.1

Cascade Microtech reorganizes across functional lines and announces management changes

BEAVERTON, Ore.- August 12, 2008- Cascade Microtech Inc.(NASDAQ – CSCD) today announced that the Company has reorganized across functional lines and eliminated the Divisional structure. The reorganization and the transition to an outsourced manufacturing model for certain product lines are expected to improve efficiencies and control costs. The new organization structure will include new functional areas of sales and customer support, marketing, operations, engineering and business development.

Willis Damkroger, formerly Vice President and General Manager of Production Products Division, has taken the role of Vice President, Sales and Customer Support for the Company. John Pence, formerly Vice President and General Manager of Engineering Products Division, has taken the role of Vice President, Business Development. Mike Kondrat, formerly our Vice President, Marketing for Production Products, has taken the role of Vice President, Marketing. Anand Nambiar, formerly our Vice President for Procurement and Quality Control, has taken the role of Vice President, Operations. The Company is currently performing a search for a Vice President, Engineering.

“We have recently completed a review of our entire organizational structure, core competencies, customer support mechanisms, resource allocation, competitive threats and our collective performance. As a result of this review we believe that reorganizing the Company along functional lines and transitioning to an outsourced manufacturing model for certain product lines will support our initiatives to improve efficiencies and control costs,” said Geoff Wild, CEO.

About Cascade Microtech

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in the precise electrical measurement and test of integrated circuits (ICs) and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to, and extraction of, electrical data from wafers, integrated circuits (ICs), IC packages, circuit boards and modules, MEMs, biological structures, electro-optic devices and more. Cascade Microtech’s leading-edge semiconductor production test consumables include unique probe cards and test sockets that reduce manufacturing costs of high-speed and high-density semiconductor chips. Information about Cascade Microtech can be found on the Web at www.cascademicrotech.com.

Forward –Looking Statements

The statements in this release regarding the Company’s reorganization and transition to an outsourced manufacturing model for certain product lines are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K. In particular there can be no assurance that the reorganization and the outsourced manufacturing model for certain products will be successful or reduce operating costs and could result in significant disruption of the Company’s business. In addition, such “forward-looking” statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Steven Sipowicz (503) 601-1000